UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced, on July 6, 2023, the Board of Directors of the Company (the “Board”) approved an amendment to the Second Amended and Restated Certificate of Incorporation (the “Reverse Stock Split Amendment”) of Astra Space, Inc. (the “Company”) to effect (a) a 1-for-15 reverse stock split of the shares of the Company’s Class A common stock (the “Class A common stock”), par value $0.0001 per share, and (b) a 1-for-15 reverse stock split of the shares of the Company’s Class B common stock (the “Class B common stock) , par value $0.0001 per share on September 13, 2023 (collectively, the “Reverse Stock Split”). The stockholders of the Company, at the 2023 annual meeting held on June 8, 2023 (the “Annual Meeting”), had previously approved the Reverse Stock Split at a ratio in the range of 1-for-5 to 1-for-15, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board, in its discretion, no later than June 8, 2024.

On September 12, 2023, the Company amended its existing Second Amended and Restated Certificate of Incorporation (the “Prior Certificate”), to implement the Reverse Stock Split by filing the Certificate of Amendment (the “Amendment”) to Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Amendment will become effective at 4:01 PM Eastern Time on September 13, 2023 (the “Effective Time”), thereby giving effect to the Reverse Stock Split. The Prior Certificate was further amended, as of the Effective Time, to clarify the treatment of any fractional shares of Common Stock in connection with the Reverse Stock Split.

The Class A common stock will begin trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market when the market opens on September 14, 2023. The trading symbol for the Class A common stock will remain “ASTR.” The Class A common stock was assigned a new CUSIP number (04634X202) following the Reverse Stock Split.

The Company will adjust the number of shares available for future grant under its equity incentive plan and employee stock purchase plans and will also adjust the number of outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued to reflect the effects of the Reverse Stock Split.

The Company will also adjust the number of shares available for issuance upon the exercise of outstanding warrants to issue Class A common stock as well as the exercise price to reflect the effects of the Reverse Stock Split.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosures.

On September 13, 2023, the Company issued a press release announcing the anticipated completion of the reverse stock split. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and the accompanying exhibit is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01 and the accompanying exhibit shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Astra Space, Inc.

99.1	Press Release dated September 13, 2023.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 13, 2023	Astra Space, Inc.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer